UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2016 (September 20, 2016)

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-171637	36-4794119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4F, No. 32, Ln. 407, Sec. 2. Tiding Road, Neihu District, Taipei City 114, Taiwan

(Address of principal executive offices) (zip code)

886287978775 ext 500

(Registrant's telephone number, including area code)

N/A

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to NowNews Digital Media Technology Co., Ltd.’s Current Report on Form 8-K filed on September 21, 2016 (the “Original 8-K”) is to (i) amend and restate Item 1.01 where it was erroneously stated that the Company entered into a Financial Advisory Service Recognition Agreement with GIA Investments Corp. instead of GIA Consultants Limited and (ii) include disclosure under Item 3.02 relating to the unregistered sales of equity securities. Except as described herein, no other changes have been made to the Original 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2016, NowNews Digital Media Technology Co., Ltd. (the “Company”) entered into a Financial Advisory Service Recognition Agreement (the “Agreement”) with GIA Consultants Limited (“GIA”), pursuant to which the Company agrees to issue 660,000 shares of common stock to GIA to recognize the financial service that has previously been rendered to the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As discussed in Item 1.01, in recognition of the financial service that has been previously rendered to the Company, the Company agreed to issue an aggregate of 660,000 shares of common stock to GIA. The issuance of the shares to GIA is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. No brokerage fee or commission was paid in connection with such stock issuances.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Financial Advisory Service Recognition Agreement dated September 20, 2016*

*Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2016	NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.

	By:	/s/ Shuo-Wei Shih
Shuo-Wei Shih
Chief Executive Officer